EX-99.d(51)


                                    AMENDMENT
                                       TO
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                                     BETWEEN
                                JNL SERIES TRUST
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


         This AMENDMENT is by and between JNL Series Trust, a Massachusetts business trust (the "Trust") and Jackson National Asset Management, LLC, a Michigan limited liability company (the "Adviser").

         WHEREAS, the Trust and the Adviser entered into an Investment Advisory and Management Agreement dated January 31, 2001 (the "Agreement"), whereby the Trust retained the Adviser to perform investment advisory and management services for the Series of the Trust enumerated in the Agreement; and

         WHEREAS, the advisory fees for the Janus/JNL Aggressive Growth Fund, Janus/JNL Capital Growth Fund, Janus/JNL Balanced, Fund and the Janus/JNL Growth & Income Fund will be amended; and

         NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust and the Adviser agree as follows:

1. As compensation for services performed and the facilities and personnel provided by the Adviser under the Agreement, the Trust will pay to the Adviser, promptly after the end of each month for the services rendered by the Adviser during the preceding month, the sum of the following amounts:

------------------------------------------------ ------------------------------------- -------------------------
Janus/JNL Aggressive Growth Fund                 $0 to $150 million                                  .95%
                                                 $150 million to $250 million                        .90%
                                                 $250 million to $750 million                        .85%
                                                 $750 million to $1.5 billion                        .80%
                                                 Over $1.5 billion                                   .75%
------------------------------------------------ ------------------------------------- -------------------------
Janus/JNL Balanced Fund                          $0 to $150 million                                  .95%
                                                 $150 million to $250 million                        .95%
                                                 $250 million to $750 million                        .90%
                                                 $750 million to $1.5 billion                        .85%
                                                 Over $1.5 billion                                   .80%
------------------------------------------------ ------------------------------------- -------------------------
Janus/JNL Capital Growth Fund                    $0 to $150 million                                  .95%
                                                 $150 million to $250 million                        .90%
                                                 $250 million to $750 million                        .85%
                                                 $750 million to $1.5 billion                        .80%
                                                 Over $1.5 billion                                   .75%
------------------------------------------------ ------------------------------------- -------------------------
Janus/JNL Growth & Income Fund                   $0 to $150 million                                  .95%
                                                 $150 million to $250 million                        .95%
                                                 $250 million to $750 million                        .90%
                                                 $750 million to $1.5 billion                        .85%
                                                 Over $1.5 billion                                   .80%
------------------------------------------------ ------------------------------------- -------------------------

2. The Trust and the Adviser agree to abide and be bound by all of the terms and conditions set forth in the Agreement.

         IN WITNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the 16th day of May, 2002.

            JNL SERIES TRUST


            By:   /s/ Andrew B. Hopping
                 ------------------------------------------------

            Name:    Andrew B. Hopping
                   ----------------------------

            Title:   President
                    ---------------------------------------------


            JACKSON NATIONAL ASSET
            MANAGEMENT, LLC


            By:    /s/ Mark D. Nerud
                 ------------------------------------------------

            Name:    Mark D. Nerud
                   ----------------------------

            Title:   Chief Financial Officer
                    ------------------------------------